GMAC RFC                                             FREE WRITING PROSPECTUS FOR
                                                      RAMP SERIES 2006-NC3 TRUST
                           (Filed pursuant to Rule 433; SEC File No. 333-125845)
--------------------------------------------------------------------------------

FREE WRITING PROSPECTUS

PART I OF II

$504,920,000 (APPROXIMATE)

RAMP SERIES 2006-NC3 TRUST
Issuing Entity

NEW CENTURY MORTGAGE CORPORATION AND HOME 123 CORPORATION
Originators

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-NC3

March 20, 2006

                              GMAC RFC SECURITIES

    ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL
                        FUNDING SECURITIES CORPORATION.

EXPECTED TIMING:   Pricing Date:           On or about  March [21], 2006
                   Settlement Date:        On or about  March 28, 2006
                   First Payment Date:     April 25, 2006

STRUCTURE:         Fixed and ARMs:         $520,000,000 Senior / Subordinated
                                           structure
                   Rating Agencies:        Moody's and S&P

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     FREE WRITING PROSPECTUS FOR
                                                      RAMP SERIES 2006-NC3 TRUST
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 STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER
                                  INFORMATION

Any transactions in the certificates will be effected through Residential
Funding Securities Corporation.

The information herein has been provided solely by Residential Funding
Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE
BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE
DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL
ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING
TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificate or any similar certificate and RFSC's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them , may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                                                      RAMP SERIES 2006-NC3 TRUST
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RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).
Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions;
there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                        3

                                                     FREE WRITING PROSPECTUS FOR
                                                      RAMP SERIES 2006-NC3 TRUST
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                              RAMP SERIES 2006-NC3
                           $504,920,000 (APPROXIMATE)
                       CHARACTERISTICS OF THE CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
                                                  PRELIMINARY OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                           EXPECTED PRINCIPAL
                                                            EXPECTED WAL         WINDOW          FINAL SCHEDULED
                    APPROXIMATE     INTEREST    PRINCIPAL     (YRS)(2)        (MONTHS)(2)       DISTRIBUTION DATE   EXPECTED RATING
CLASS                 SIZE(1)         TYPE        TYPE        CALL/MAT          CALL/MAT               (6)          (MOODY'S / S&P)
------------------------------------------------------------------------------------------------------------------------------------

A-1 (3)             $203,382,000    Floating       SEQ      1.00 / 1.00     1 - 21 / 1 - 21         Jan-2029            Aaa/AAA
A-2 (3)(4)           178,560,000    Floating       SEQ      3.00 / 3.01    21 - 76 / 21 - 82        Jan-2036            Aaa/AAA
A-3 (3)(4)            24,698,000    Floating       SEQ      6.33 / 9.40    76 - 76 / 82 - 179       Mar-2036            Aaa/AAA
M-1 (3)(4)(5)         19,500,000    Floating       MEZ      4.71 / 5.20    45 - 76 / 45 - 150       Mar-2036            Aa1/AA+
M-2 (3)(4)(5)         17,680,000    Floating       MEZ      4.58 / 5.06    43 - 76 / 43 - 143       Mar-2036            Aa2/AA
M-3 (3)(4)(5)         10,140,000    Floating       MEZ      4.52 / 4.98    41 - 76 / 41 - 136       Mar-2036            Aa3/AA
M-4 (3)(4)(5)          9,360,000    Floating       MEZ      4.48 / 4.92    41 - 76 / 41 - 131       Mar-2036            A1/AA-
M-5 (3)(4)(5)          8,580,000    Floating       MEZ      4.45 / 4.87    40 - 76 / 40 - 126       Mar-2036             A2/A+
M-6 (3)(4)(5)          8,320,000    Floating       MEZ      4.43 / 4.82    39 - 76 / 39 - 120       Mar-2036             A3/A
M-7 (3)(4)(5)          7,800,000    Floating       MEZ      4.41 / 4.77    38 - 76 / 38 - 114       Mar-2036            Baa1/A-
M-8 (3)(4)(5)          6,500,000    Floating       MEZ      4.39 / 4.69    38 - 76 / 38 - 106       Mar-2036           Baa2/BBB+
M-9 (3)(4)(5)          5,200,000    Floating       MEZ      4.39 / 4.63    38 - 76 / 38 - 99        Mar-2036           Baa3/BBB
M-10 (3)(4)(5)         5,200,000    Floating       MEZ      4.37 / 4.52    37 - 76 / 37 - 91        Mar-2036           Ba1/BBB-
TOTAL               $504,920,000
------------------------------------------------------------------------------------------------------------------------------------

       NOTES:

      (1)   Class sizes subject to a 10% variance.

      (2)   Pricing Speed Assumptions:
            Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month
            10, and remaining constant at 23% CPR thereafter).
            ARMs: 100% PPC (2% CPR in month one, increasing by approximately
            2.545% each month to 30% CPR in month twelve, remaining at 30% CPR until month 22, increasing from month 23 to month 27 to 50% CPR, and remaining at 35% CPR from month 28 and thereafter).

      (3)   The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate, and (iii) 14.000% per annum.

      (4)   If the 10% optional call is not exercised, the margin on the Class
            A-2, Class A-3 Certificates will double and the margin on the Class
            M Certificates will increase by a 1.5x multiple in each case, beginning on the second Distribution Date after the first possible optional call date.

      (5)   The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.

      (6)   For the Class A-1 and Class A-2 Certificates, the Final Scheduled
            Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any
            Distribution Date. For the Class A-3 and Class M Certificates, the
            Final Scheduled Distribution Date is the Distribution Date in the
            month following the maturity of the latest maturing Mortgage Loan.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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ISSUING ENTITY:                     RAMP Series 2006-NC3 Trust.

CERTIFICATES:                       The Class A-1, Class A-2 and Class A-3  Certificates (collectively, the
                                    "Class A Certificates") are backed by first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans").

                                    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                                    M-7, Class M-8, Class M-9 and Class M-10 Certificates (the "Class M
                                    Certificates" and together with the Class A Certificates, the "Offered
                                    Certificates").  The Offered Certificates will be offered pursuant to the
                                    Prospectus Supplement described below.

JOINT LEAD UNDERWRITERS:            Residential Funding Securities Corporation and Deutsche Bank Securities Inc.

SWAP
COUNTERPARTY:                       Deutsche Bank.

DEPOSITOR:                          Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of
                                    Residential Funding Corporation.

TRUSTEE:                            U.S. Bank National Association.

MASTER SERVICER AND SPONSOR:        Residential Funding Corporation (the "Sponsor", "Master Servicer" or
                                    "Residential Funding"), an indirect wholly-owned subsidiary of GMAC Mortgage
                                    Group, Inc.

SUBSERVICER:                        Primary servicing for all of the Mortgage Loans will be provided by
                                    HomeComings Financial Network, Inc. ("HomeComings").  HomeComings is a
                                    wholly-owned subsidiary of Residential Funding.

ORIGINATORS:                        New Century Mortgage Corporation, a California corporation, and Home123
                                    Corporation, a California corporation.

CUT-OFF DATE:                       March 1, 2006 after deducting payments due during the month of March 2006.

CLOSING DATE:                       On or about March 28, 2006.

DISTRIBUTION DATES:                 25th of each month (or the next business day if the 25th is not a business day) commencing on April 25, 2006.

FORM OF CERTIFICATES:               Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:              For the Class A, Class M-1, Class M-2 and Class M-3 Certificates: $100,000
                                    and integral multiples of $1 in excess thereof; for the Class M-4 through
                                    Class M-10 Certificates: $250,000 and integral multiples of $1 in excess thereof.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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ERISA CONSIDERATIONS:               None of the Certificates are expected to be ERISA eligible.

LEGAL INVESTMENTS:                  The Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

TAX STATUS:                         One or more REMIC elections.

MORTGAGE LOANS:                     The Mortgage Loans will consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans").  The
                                    Mortgage Loans described herein has an approximate aggregate principal balance of $534,762,668 as of the Cut-off Date.  On the closing date, the
                                    Mortgage Loans will have an approximate aggregate principal balance of
                                    $520,000,000.

                                    As of the Cut-off Date, approximately 20.84% of the Mortgage Loans described herein provide for an initial interest-only period of up to five years.

SILENT SECONDS:                     The mortgaged properties relating to approximately 30.12% of the first-lien
                                    Mortgage Loans are subject to a second-lien mortgage loan, ("Silent
                                    Seconds").   The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds, is 86.23%.

RASC KS AND RAMP RS
PROGRAM ELIGIBLE:
                                    As of the Cut-off Date approximately 68.79% of the Mortgage Loans are eligible under the RASC KS program.  RFC has established the AlterNet program primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or mortgage loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by RFC based on criteria set forth in RFC's Client Guide, referred to as the Guide. For those mortgage loans that RFC purchased from sellers in this program, each mortgage loan determined by RFC to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the Guide.

                                    As of the Cut-off Date approximately 31.21% of the Mortgage Loans are eligible under the RAMP RS program.  RFC has established the "Negotiated
                                    Conduit Asset Program" or NCA program.  Through the NCA program, RFC seeks to acquire recently originated mortgage loan products that do not meet traditional "A" quality credit requirements, which are then securitized under the RAMP shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within RFC's "AlterNet" program guidelines allow.

THE ORIGINATORS:
                                    Each Originator is an operating subsidiary of New Century Financial
                                    Corporation, a publicly traded company. Founded in 1995 and headquartered in
                                    Irvine, California, New Century Financial Corporation is a real estate investment trust, providing first and second mortgage products to borrowers nationwide. New Century Financial Corporation offers a broad range of mortgage products.

                                    Performance information for certain Originator transactions are currently available at www.gmacrfcstaticpool.com.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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PRICING SPEED ASSUMPTIONS:

                                    o     Fixed - 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

                                    o     ARMs - 100% PPC (2% CPR in month one, increasing by approximately 2.545%
                                          each month to 30% CPR in month twelve, remaining at 30% CPR until month
                                          22, increasing from month 23 to month 27 to 50% CPR, and remaining at
                                          35% CPR from month 28 and thereafter).

OPTIONAL CALL:                      If the aggregate principal balance of the Mortgage Loans falls below 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date
                                    (the "Optional Call Date"), the master servicer or its designee may terminate the trust.  The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

BASIS RISK SHORTFALL:               With respect to any class of the Class A and Class M Certificates and any
                                    Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of Class A or Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.000% per annum) equal to One-Month
                                    LIBOR plus the related margin over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:              With respect to each class of the Class A and Class M Certificates and any
                                    Distribution Date, an amount equal to the aggregate amount of Basis Risk
                                    Shortfall for that class on that Distribution Date, plus any unpaid Basis
                                    Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow or amounts received under the Swap Agreement, at a rate equal to the related pass-through rate for that class.

RELIEF ACT SHORTFALLS:              With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Service Members Civil Relief Act, as amended, or any similar legislation or regulation.  Relief Act Shortfalls will be covered by the Swap Agreement and available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Certificates for the current period not covered by the Swap Agreement and Excess Cash Flow in the current period will remain unpaid.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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AVAILABLE DISTRIBUTION

AMOUNT:                             For any Distribution Date, an amount equal to the sum of the following amounts, net of (i) amounts reimbursable to the master servicer and any subservicer, (ii) any net swap payment to the Swap Counterparty and (iii) any
                                    Swap Termination Payments owed to the swap counterparty not due to a swap counterparty trigger event:

                                          o     the aggregate amount of scheduled payments on the Mortgage Loans due during the related due period and received on or prior to the related determination date, after deduction of the master
                                                servicing fees and any subservicing fees in respect of the
                                                Mortgage Loans for that Distribution Date;

                                          o     unscheduled payments, including mortgagor prepayments on the
                                                Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and
                                                Subsequent Recoveries, from the Mortgage Loans, and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month, but not including prepayment charges;

                                          o     all Advances made for that Distribution Date in respect of the
                                                Mortgage Loans; and

                                          o     any amounts included as part of the Principal Distribution Amount pursuant to clauses first and second under "Swap Agreement" below.

                                    A more detailed description of the Available Distribution Amount is set forth in the preliminary prospectus supplement, including additional amounts which will be included.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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CREDIT ENHANCEMENT:                 A.  SUBORDINATION.

                                    Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates.  Credit enhancement for the Class
                                    M Certificates will include the subordination of each class of the Class M
                                    Certificates with a lower payment priority.

                                    INITIAL SUBORDINATION (INCLUDING THE OC AMOUNT):

                                    -----------------------------------------------------------
                                                              EXPECTED
                                                               RATING      INITIAL    SPECIFIED
                                                              (MOODY'S     CREDIT     STEP-DOWN
                                    CLASS                      / S&P)      SUPPORT     SUPPORT
                                    -----------------------------------------------------------

                                    Class A                    Aaa/AAA     21.80%      43.60%
                                    -----------------------------------------------------------
                                    Class M-1                  Aa1/AA+     18.05%      36.10%
                                    -----------------------------------------------------------
                                    Class M-2                  Aa2/AA      14.65%      29.30%
                                    -----------------------------------------------------------
                                    Class M-3                  Aa3/AA      12.70%      25.40%
                                    -----------------------------------------------------------
                                    Class M-4                  A1/AA-      10.90%      21.80%
                                    -----------------------------------------------------------
                                    Class M-5                   A2/A+       9.25%      18.50%
                                    -----------------------------------------------------------
                                    Class M-6                   A3/A        7.65%      15.30%
                                    -----------------------------------------------------------
                                    Class M-7                  Baa1/A-      6.15%      12.30%
                                    -----------------------------------------------------------
                                    Class M-8                 Baa2/BBB+     4.90%       9.80%
                                    -----------------------------------------------------------
                                    Class M-9                 Baa3/BBB      3.90%       7.80%
                                    -----------------------------------------------------------
                                    Class M-10                Ba1/BBB-      2.90%       5.80%
                                    -----------------------------------------------------------

                                    For any class of Certificates, the initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage
                                    Loans as of the Cut-off Date.  The initial Credit Support includes the initial Overcollateralization Amount.

                                    B.   OVERCOLLATERALIZATION ("OC")

                                    ----------------------------------------------

                                    ----------------------------------------------

                                    INITIAL (% ORIG.)                      2.90%
                                    OC TARGET (% ORIG.)                    2.90%
                                    OC FLOOR (% ORIG.)                     0.50%
                                    OC STEPDOWN TARGET (% CURRENT)         5.80%
                                    OC HOLIDAY                             None
                                    ----------------------------------------------

                                    C.  EXCESS SPREAD

                                        Initially equal to approximately 296 basis points per annum, for a 28 day accrual period.

                                        *- Excess Spread is calculated on a 30/360 basis and at the Pricing
                                        Speed Assumptions.

                                    D.  SWAP AGREEMENT

                                        Credit enhancement for the Class A and Class M Certificates will include net payments made by the swap counterparty to the trustee pursuant to the swap agreement.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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EXCESS CASH FLOW
DISTRIBUTIONS:                      On each Distribution Date, the Excess Cash Flow will be allocated among the
                                    Certificates as set forth in the Prospectus Supplement in the following order of priority, in each case to the extent not covered by amounts received under the Swap Agreement:

                                    (1)   as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A, and Class M Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries;

                                    (2)   as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

                                    (3)   to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase
                                          Amount;

                                    (4)   to pay the holders of Class A and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that
                                          Distribution Date, on a pro rata basis based on prepayment interest shortfalls allocated thereto, to the extent not covered by the Eligible
                                          Master Servicing Compensation on that Distribution Date;

                                    (5)   to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution
                                          Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

                                    (6)   to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Basis Risk Carry-Forward Amounts previously allocated thereto that remain unreimbursed, and then to the Class M
                                          Certificates, in the order of payment priority, , the amount of any
                                          Basis Risk Shortfall Carry-Forward Amounts, remaining unpaid as of that
                                          Distribution Date;

                                    (7)   to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that
                                          Distribution Date;

                                    (8)   to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Class M Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

                                    (9)   to the Swap Counterparty, any swap termination payments owed to the Swap
                                          Counterparty due to a swap counterparty trigger event; and

                                    (10)  to pay to the holders of the Class SB Certificates and the Class R
                                          Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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INTEREST ACCRUAL PERIOD:            The Interest Accrual Period for each Distribution Date with respect to the offered certificates will be the period from and including the preceding
                                    Distribution Date (for the first accrual period, the Closing Date) up to but excluding the current Distribution Date on an actual/360 basis.

PASS-THROUGH RATES:                 On each Distribution Date, the Pass-Through Rate on each class of the Class A and Class M Certificates will be a per annum rate equal to the least of (x)
                                    for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, (1) with respect to the Class A-2 and
                                    Class A-3 Certificates, One-Month LIBOR plus 2 times the related margin for such class, and (2) with respect to the Class M Certificates, One-Month LIBOR plus 1.5 times the related margin of such class, (y) the Net WAC Cap Rate, and (z) 14.000% per annum.

NET WAC CAP RATE:                   With respect to any distribution date, a per annum rate (which will not be less than zero) equal to the excess, if any, of (i) the product of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans using the
                                    Net Mortgage Rates in effect for the scheduled payments due on such Mortgage
                                    Loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, over (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or swap termination payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such distribution date and the denominator of which is the aggregate Stated
                                    Principal Balance of the Mortgage Loans as of such distribution date, and
                                    (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest
                                    Accrual Period.

NET MORTGAGE RATE:                  With respect to any Mortgage Loan, the mortgage rate minus the master servicing fee and the sub-servicing fee.

ELIGIBLE MASTER SERVICING
COMPENSATION:                       For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date, and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the Mortgage Loans.

ADVANCES:                           The Master Servicer will advance delinquent principal and interest to the extent that such advances are recoverable from future collections on the
                                    Mortgage Loans.

OVERCOLLATERALIZATION
AMOUNT:                             With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b)
                                    the aggregate certificate principal balance of the Class A and Class M
                                    Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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REQUIRED
OVERCOLLATERALIZATION
AMOUNT:                             With respect to any Distribution Date (i) prior to the Stepdown Date, an amount equal to 2.90% of the aggregate stated principal balance of the
                                    Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 5.80% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and
                                    (y) the Overcollateralization Floor or (iii) on or after the related Stepdown
                                    Date if a Trigger Event is in effect, the Required Overcollateralization
                                    Amount for the immediately preceding Distribution Date.  The Required
                                    Overcollateralization Amount may be reduced from time to time with notification to the rating agencies.

OVERCOLLATERALIZATION FLOOR:        0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

STEPDOWN DATE:                      The earlier to occur of (i) the Distribution Date immediately succeeding the
                                    Distribution Date on which the aggregate certificate principal balance of the
                                    Class A Certificates has been reduced to zero or (ii) the later to occur of
                                    (x) the Distribution Date in April 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 43.60%.

OVERCOLLATERALIZATION
INCREASE AMOUNT:                    With respect to any Distribution Date, an amount equal to the lesser of (i)
                                    the Excess Cash Flow available for payment of the Overcollateralization
                                    Increase Amount on that Distribution Date, as provided in clause (3) under
                                    "Excess Cash Flow Distributions" and (ii) the excess, if any, of (x) the
                                    Required Overcollateralization Amount for that Distribution Date over (y) the
                                    Overcollateralization Amount for that Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:                   With respect to any Distribution Date for which the Excess
                                    Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) Principal Remittance Amount for that
                                    Distribution Date.

EXCESS
OVERCOLLATERALIZATION
AMOUNT:                             With respect to any Distribution Date, the excess, if any, of the
                                    Overcollateralization Amount over the Required Overcollateralization Amount.

EXCESS CASH FLOW:                   For any Distribution Date, the sum of (a) the excess of (1) the Available
                                    Distribution Amount  for that distribution date over (2) the sum of (x) the interest distribution amount for the Certificates for that Distribution Date and (y) the lesser of (i) the aggregate certificate principal balance of the
                                    Class A  and Class M Certificates immediately prior to such Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date to the extent not needed to pay interest on the Class A and Class M Certificates on such Distribution Date and (b) the Overcollateralization Reduction Amount, if
                                    any, for that Distribution Date.  Excess Cash Flow may be used to protect the
                                    Class A and Class M Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses to the extent described above in "Excess Cash Flow Distributions".

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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TRIGGER EVENT:
                                    A Trigger Event is in effect on any Distribution Date if either (i) the three month average of the related Sixty-Plus Delinquency Percentage, as determined on that Distribution Date and the immediately preceding two Distribution
                                    Dates, equals or exceeds 36.50% of the Senior Enhancement Percentage or (ii)
                                    cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off
                                    Date exceed the following amounts:

                                    ----------------------------------------------------------------------------------
                                                                                    LOSS TRIGGER
                                    ----------------------------------------------------------------------------------

                                    Months 25-36               1.45% in the first month plus an additional 1/12th of
                                                               1.85% for every month thereafter
                                    ----------------------------------------------------------------------------------
                                    Months 37-48               3.30% in the first month plus an additional 1/12th of
                                                               1.90% for every month thereafter
                                    ----------------------------------------------------------------------------------
                                    Months 49-60               5.20% in the first month plus an additional 1/12th of
                                                               1.50% for every month thereafter
                                    ----------------------------------------------------------------------------------
                                    Months 61-72               6.70% in the first month plus an additional 1/12th of
                                                               0.85% for every month thereafter
                                    ----------------------------------------------------------------------------------
                                    Months 73-84               7.55% in the first month plus an additional 1/12th of
                                                               0.05% for every month thereafter
                                    ----------------------------------------------------------------------------------
                                    Months 85 and thereafter   7.60%
                                    ----------------------------------------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                         With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the
                                    Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in bankruptcy that are 60 or more days delinquent, foreclosure or REO, over (y)
                                    the aggregate stated principal balance of the Mortgage Loans immediately preceding that Distribution Date.

SENIOR
ENHANCEMENT PERCENTAGE:             For any Distribution Date, the percentage obtained by dividing (x) the sum of
                                    (i) the aggregate certificate principal balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the aggregate Principal Distribution Amount on such
                                    Distribution Date, by (y) the aggregate stated principal balance of the
                                    Mortgage Loans after giving effect to distributions to be made on that
                                    Distribution Date.

PRINCIPAL
DISTRIBUTION AMOUNT:                On any Distribution Date, the lesser of (a) the excess of (i) the Available
                                    Distribution Amount over (ii) the interest distribution amount and (b) the aggregate amount described below:

                                    (i)     the principal portion of all scheduled monthly payments on the
                                    Mortgage Loans received or advanced with respect to the related due period;

                                    (ii)    the principal portion of all proceeds of the repurchase of Mortgage
                                    Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

                                    (iii)   the principal portion of all other unscheduled collections other than Subsequent Recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                                    (iv)    the lesser of (a) Subsequent Recoveries for that Distribution Date and (b) the principal portion of any realized losses allocated to any class of Offered Certificates on a prior Distribution Date and remaining unpaid;

                                    (v)     the sum of (I) the lesser of (a) the Excess Cash Flow for that
                                    Distribution Date, to the extent not used in clause (b) (iv) above on such
                                    Distribution Date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution Date to the extent covered by the
                                    Excess Cash Flow for that Distribution Date as described under "Excess Cash
                                    Flow Distributions" above and (II) the principal portion of any realized losses incurred on the Mortgage Loans in the calendar month preceding that
                                    Distribution Date to the extent covered by payments made by the swap counterparty as described under "Swap Agreement" below; and

                                    (vi)    the sum of (I) the lesser of (a) the Excess Cash Flow for that
                                    Distribution Date, to the extent not used pursuant to clause (b) (iv) and
                                    (v) above on such Distribution Date, and (b) the amount of any
                                    Overcollateralization Increase Amount for that Distribution Date, to the extent covered by Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow Distributions" above and (II) the amount of any
                                    Overcollateralization Increase Amount for that Distribution Date to the extent covered by payments made by the swap counterparty as described under
                                    "Swap Agreement" below;

                                    minus

                                    (vii)   any Overcollateralization Reduction Amount for that Distribution Date;

                                    (viii)  any capitalization reimbursement amount; and

                                    (ix)    any net swap payments or Swap Termination Payment not due to a swap counterparty trigger event owed to the Swap Counterparty to the extent not previously paid from interest or principal collections on the Mortgage Loans.

                                    In no event will the Principal Distribution Amount on any Distribution Date
                                    be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A Certificates and  Class M Certificates .

PRINCIPAL REMITTANCE
AMOUNT:                             For any Distribution Date, the sum of the following amounts:  (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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INTEREST
DISTRIBUTIONS:                      Accrued interest, at the related pass through rate, up to the Available
                                    Distribution Amount, (less any Prepayment Interest Shortfalls not covered by
                                    Eligible Master Servicing Compensation or any Relief Act Shortfalls) will be distributed to the holders of Certificates in the following order of priority:

                                    (i)     To each class of the Class A Certificates, on a pro-rata basis, based on the accrued certificate interest accrued thereon;

                                    (ii)    To the Class M-1 Certificates;

                                    (iii)   To the Class M-2 Certificates;

                                    (iv)    To the Class M-3 Certificates;

                                    (v)     To the Class M-4 Certificates;

                                    (vi)    To the Class M-5 Certificates;

                                    (vii)   To the Class M-6 Certificates;

                                    (viii)  To the Class M-7 Certificates;

                                    (ix)    To the Class M-8 Certificates;

                                    (x)     To the Class M-9 Certificates; and

                                    (xi)    To the Class M-10 Certificates.

PRINCIPAL DISTRIBUTIONS:

                                    The Principal Distribution Amount will be distributed as follows:

                                    (i)     To the Class A Certificates, the Class A Principal Distribution
                                            Amount, sequentially to the Class A-1, Class A-2 and Class A-3
                                            Certificates in that order, until the certificate principal balances thereof are reduced to zero;

                                    (ii)    To the Class M-1 Certificates, the Class M-1 Principal Distribution
                                            Amount, until the certificate principal balance of the Class M-1
                                            Certificates is reduced to zero;

                                    (iii)   To the Class M-2 Certificates, the Class M-2 Principal Distribution
                                            Amount, until the certificate principal balance of the Class M-2
                                            Certificates is reduced to zero;

                                    (iv)    To the Class M-3 Certificates, the Class M-3 Principal Distribution
                                            Amount, until the certificate principal balance of the Class M-3
                                            Certificates is reduced to zero;

                                    (v)     To the Class M-4 Certificates, the Class M-4 Principal Distribution
                                            Amount, until the certificate principal balance of the Class M-4
                                            Certificates is reduced to zero;

                                    (vi)    To the Class M-5 Certificates, the Class M-5 Principal Distribution
                                            Amount, until the certificate principal balance of the Class M-5
                                            Certificates is reduced to zero;

                                    (vii)   To the Class M-6 Certificates, the Class M-6 Principal Distribution
                                            Amount, until the certificate principal balance of the Class M-6
                                            Certificates is reduced to zero;

                                    (viii)  To the Class M-7 Certificates, the Class M-7 Principal Distribution
                                            Amount, until the certificate principal balance of the Class M-7
                                            Certificates is reduced to zero;

                                    (ix)    To the Class M-8 Certificates, the Class M-8 Principal Distribution
                                            Amount, until the certificate principal balance of the Class M-8
                                            Certificates is reduced to zero; and

                                    (x)     To the Class M-9 Certificates, the Class M-9 Principal Distribution
                                            Amount, until the certificate principal balance of the Class M-9
                                            Certificates is reduced to zero; and

                                    (xi)    To the Class M-10 Certificates, the Class M-10 Principal
                                            Distribution Amount, until the certificate principal balance of the
                                            Class M-10 Certificates is reduced to zero.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that
                                    Distribution Date, the lesser of:

                                    o       the Principal Distribution Amount for that Distribution Date; and

                                    o       the excess, if any, of (A) the aggregate certificate principal balance of the Class A Certificates immediately prior to that
                                            Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated
                                            principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the
                                            Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount or (ii) on or
                                    after the Stepdown Date if a Trigger Event is not in effect for that
                                    Distribution Date, the lesser of:

                                    o       the remaining Principal Distribution Amount for that Distribution
                                            Date after distribution of the Class A Principal Distribution
                                            Amount; and

                                    o       the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution
                                            Date over (B) the lesser of (x) the product of (1) the applicable
                                            Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution
                                    Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o       the remaining Principal Distribution Amount for that Distribution
                                            Date after distribution of the Class A and Class M-1 Principal
                                            Distribution Amounts; and

                                    o       the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1
                                            Principal Distribution Amounts for that Distribution Date) and (2)
                                            the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of
                                            (x) the product of (1) the applicable Subordination Percentage and
                                            (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution
                                            Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization
                                            Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal
                                    Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o       the remaining Principal Distribution Amount for that Distribution
                                            Date after distribution of the Class A, Class M-1 and Class M-2
                                            Principal Distribution Amounts; and

                                    o       the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2
                                            Certificates (after taking into account the payment of the Class A,
                                            Class M-1 and Class M-2 Principal Distribution Amounts for that
                                            Distribution Date) and (2) the certificate principal balance of the
                                            Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable
                                            Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3
                                    Principal Distribution Amounts or (ii) on or after the Stepdown Date if a
                                    Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o       the remaining Principal Distribution Amount for that Distribution
                                            Date after distribution of the Class A, Class M-1, Class M-2 and
                                            Class M-3 Principal Distribution Amounts; and

                                    o       the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3
                                            Certificates (after taking into account the payment of the Class A,
                                            Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts
                                            for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that
                                            Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated
                                            principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the
                                            Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class
                                    M-4 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a
                                    Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o       the remaining Principal Distribution Amount for that Distribution
                                            Date after distribution of the Class A, Class M-1, Class M-2, Class
                                            M-3 and Class M-4 Principal Distribution Amounts; and

                                    o       the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal
                                            Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of
                                            (x) the product of (1) the applicable Subordination Percentage and
                                            (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution
                                            Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization
                                            Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4
                                    and Class M-5 Principal Distribution Amounts or (ii) on or after the Stepdown
                                    Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o       the remaining Principal Distribution Amount for that Distribution
                                            Date after distribution of the Class A, Class M-1, Class M-2, Class
                                            M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and

                                    o       the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                                            Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4
                                            and Class M-5 Principal Distribution Amount for that Distribution
                                            Date) and (2) the certificate principal balance of the Class M-6
                                            Certificates immediately prior to that Distribution Date over (B)
                                            the lesser of (x) the product of (1) the applicable Subordination
                                            Percentage and (2) the aggregate stated principal balance of the
                                            Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the
                                            Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class
                                    M-4, Class M-5 and Class M-6 Principal Distribution Amounts or (ii) on or
                                    after the Stepdown Date if a Trigger Event is not in effect for that
                                    Distribution Date, the lesser of:

                                    o       the remaining Principal Distribution Amount for that Distribution
                                            Date after distribution of the Class A, Class M-1, Class M-2, Class
                                            M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution
                                            Amounts; and

                                    o       the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                                            Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3,
                                            Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts
                                            for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that
                                            Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated
                                            principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the
                                            Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class
                                    M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts or
                                    (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o       the remaining Principal Distribution Amount for that Distribution
                                            Date after distribution of the Class A, Class M-1, Class M-2, Class
                                            M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal
                                            Distribution Amounts; and

                                    o       the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                                            Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class
                                            M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
                                            Principal Distribution Amounts for that Distribution Date) and (2)
                                            the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (B) the lesser of
                                            (x) the product of (1) the applicable Subordination Percentage and
                                            (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution
                                            Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization
                                            Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class
                                    M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution
                                    Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o       the remaining Principal Distribution Amount for that Distribution
                                            Date after distribution of the Class A, Class M-1, Class M-2, Class
                                            M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
                                            Principal Distribution Amounts; and

                                    o       the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                                            Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
                                            Certificates (after taking into account the payment of the Class A,
                                            Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                            Class M-7 and Class M-8 Principal Distribution Amounts for that
                                            Distribution Date) and (2) the certificate principal balance of the
                                            Class M-9 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable
                                            Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                                                      RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

CLASS M-10 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution
                                    Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class
                                    M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal
                                    Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                    o       the remaining Principal Distribution Amount for that Distribution
                                            Date after distribution of the Class A, Class M-1, Class M-2, Class
                                            M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
                                            M-9 Principal Distribution Amounts; and

                                    o       the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                                            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                                            Certificates (after taking into account the payment of the Class A,
                                            Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                            Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts
                                            for that Distribution Date) and (2) the certificate principal balance of the Class M-10 Certificates immediately prior to that
                                            Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated
                                            principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the
                                            Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

SUBORDINATION
PERCENTAGE:                         As to any class of Class A or Class M Certificates, the respective approximate percentage set forth below:

                                    ----------------------------------------------------
                                                    EXPECTED RATING
                                    CLASS           (MOODY'S / S&P)      SUBORDINATION %
                                    ----------------------------------------------------

                                    Class A             Aaa/AAA              56.40%
                                    Class M-1           Aa1/AA+              63.90%
                                    Class M-2            Aa2/AA              70.70%
                                    Class M-3            Aa3/AA              74.60%
                                    Class M-4            A1/AA-              78.20%
                                    Class M-5            A2/A+               81.50%
                                    Class M-6             A3/A               84.70%
                                    Class M-7           Baa1/A-              87.70%
                                    Class M-8          Baa2/BBB+             90.20%
                                    Class M-9           Baa3/BBB             92.20%
                                    Class M-10          Ba1/BBB-             94.20%
                                    ----------------------------------------------------

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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SUBSEQUENT RECOVERIES:              Subsequent Recoveries mean any amount (net of reimbursable expenses) received on the Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

ALLOCATION OF LOSSES:               Any realized losses will be allocated or covered as follows:

                                    (i)     By any amounts available from the Swap Agreement for the related
                                            Distribution Date;

                                    (ii)    By the Excess Cash Flow for the related Distribution Date;

                                    (iii)   By reduction of the Overcollateralization Amount, until reduced to zero (as further described in the prospectus supplement);

                                    (iv)    To the Class M-10 Certificates, until reduced to zero;

                                    (v)     To the Class M-9 Certificates, until reduced to zero;

                                    (vi)    To the Class M-8 Certificates, until reduced to zero;

                                    (vii)   To the Class M-7 Certificates, until reduced to zero;

                                    (viii)  To the Class M-6 Certificates, until reduced to zero;

                                    (ix)    To the Class M-5 Certificates, until reduced to zero;

                                    (x)     To the Class M-4 Certificates, until reduced to zero;

                                    (xi)    To the Class M-3 Certificates, until reduced to zero;

                                    (xii)   To the Class M-2 Certificates, until reduced to zero;

                                    (xiii)  To the Class M-1 Certificates, until reduced to zero; and

                                    (xiv)   To the Class A Certificates, on a pro rata basis, until reduced to zero.

PRELIMINARY
PROSPECTUS:                         The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement (together, the
                                    "Preliminary Prospectus").  Additional information with respect to the
                                    Offered Certificates and the Mortgage Loans is contained in the Preliminary
                                    Prospectus.   The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                                 SWAP AGREEMENT

On the Closing Date, the Trustee will enter into a Swap Agreement with Deutsche
Bank (the "Swap Counterparty") for the benefit of the Class A and Class M and
Certificates. The Swap Agreement will have an initial notional amount of approximately $504,920,000. Under the Swap Agreement, on each Distribution Date
(i) the trust shall be obligated to pay to the Swap Counterparty an amount equal to [5.15]% per annum on a notional amount equal to the related swap notional amount set forth in the schedule below and (ii) the trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Counterparty may be liable to make a termination payment
(the "Swap Termination Payment") to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution
Dates until paid in full, prior to distributions to Certificateholders (other than a Swap Termination Payment due to a swap counterparty trigger event). Shown in the schedule included herein is the aggregate swap notional amount schedule, which generally has been derived by adding the aggregate mortgage loan collateral, a notional balance corresponding to 1.5x the respective pricing speeds of the fixed and adjustable mortgage loans and subtracting the Required
Overcollateralization Amount.

    -------------------------------
    PERIOD     NOTIONAL BALANCE ($)
    -------------------------------
       1           504,920,000.00
       2           503,734,559.53
       3           496,892,981.18
       4           488,287,710.50
       5           477,927,158.51
       6           465,836,576.78
       7           452,059,811.19
       8           436,845,044.34
       9           420,325,835.24
      10           402,795,456.85
      11           384,437,876.60
      12           366,317,282.04
      13           349,038,350.61
      14           332,561,536.44
      15           316,849,168.75
      16           301,865,362.31
      17           287,569,063.87
      18           273,917,596.47
      19           260,897,063.18
      20           248,309,993.70
      21           235,709,652.41
      22           217,492,682.50
      23           197,063,248.42
      24           178,719,470.56
      25           162,302,527.97
      26           147,803,058.65
      27           137,570,552.20
      28           129,868,822.03
      29           122,586,282.93
      30           115,704,168.79
      31           109,194,932.12
      32           103,037,355.73
      33            97,211,667.38
      34            91,699,239.51
      35            91,699,239.51
      36            88,739,129.83
      37            84,266,949.06
      38            80,032,943.09
      39            76,023,874.22
      40            72,227,262.09
      41            68,631,606.22
      42            65,225,610.11
      43            61,998,715.25
      44            58,941,046.94
      45            55,961,447.69
      46            53,091,453.57
      47            50,370,814.10

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                       23

                                                     FREE WRITING PROSPECTUS FOR
                                                      RAMP SERIES 2006-NC3 TRUST
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Amounts payable by the trust in respect of net swap payments and Swap
Termination Payments (other than Swap Termination Payments resulting from a swap counterparty trigger event) will be deducted from the Available Distribution
Amount before distributions to the holders of the Class A and Class M
Certificates. On each Distribution Date, such amounts will be distributed by the trust to the Swap Counterparty, first to make any net swap payment owed to the
Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment not due to a swap counterparty trigger event owed to the Swap Counterparty pursuant to the Swap Agreement.
Payments by the trust to the Swap Counterparty in respect of any Swap
Termination Payment triggered by a swap counterparty trigger event pursuant to the Swap Agreement will be subordinated to distributions to the holders of the
Class A and Class M Certificates and will be paid by the trust to the Swap
Counterparty as set forth in the pooling and servicing agreement.

Amounts payable by the Swap Counterparty to the trustee, on behalf of the trust, will be deposited by the trustee into the swap account. On each distribution date the trustee will withdraw the following amounts from the swap account to the extent of net swap payments on deposit therein for distribution to the certificates in the following order of priority:

      first,      as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in each case, in reduction of their certificate principal balances, the
                  principal portion of realized losses incurred on the Mortgage
                  Loans for the preceding calendar month;

      second,     to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any
                  Overcollateralization Increase Amount to the Class A and Class
                  M Certificates;

      third,      to pay the holders of Class A and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, pro rata, based on the amount of
                  Prepayment Interest Shortfalls allocated thereto on that
                  Distribution Date, to the extent not covered by the Eligible
                  Master Servicing Compensation on that Distribution Date;

      fourth,     to pay to the holders of the Class A and Class M Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis, based on the amount of Prepayment Interest
                  Shortfalls previously allocated thereto that remain
                  unreimbursed;

      fifth,      to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of the Basis Risk Shortfall
                  Carry-Forward Amounts previously allocated thereto that remain unreimbursed, the applicable Basis Risk Shortfall
                  Carry-Forward Amounts, and then the Class M Certificates, in order of their payment priority, the amount of any Basis Risk
                  Shortfall Carry Forward Amounts remaining unpaid as of that
                  Distribution Date;

      sixth,      to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto that remain unreimbursed, on a pro rata basis, based on the amount of Relief Act Shortfalls previously allocated thereto;

      seventh,    to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed, and then to the
                  Class M Certificates in order of priority, the principal
                  portion of any Realized Losses previously allocated thereto that remain unreimbursed; and

      eighth,     to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any Distribution Date, any amounts payable pursuant to clauses first and second above will be included in the Principal Distribution Amount and shall be paid as described in "Principal Distributions" above.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                       24

                                                     FREE WRITING PROSPECTUS FOR
                                                      RAMP SERIES 2006-NC3 TRUST
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                           RATING AGENCY CONTACT LIST

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MOODY'S:                 Wioletta Frankowicz               212-553-1019
S&P:                     Monica Perelumuter                212-438-6309

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                       25

GMAC RFC                                             FREE WRITING PROSPECTUS FOR
                                                      RAMP SERIES 2006-NC3 TRUST
                           (Filed pursuant to Rule 433; SEC File No. 333-125845)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FREE WRITING PROSPECTUS                                                 GMAC RFC

PART II OF II

$504,920,000 (APPROXIMATE)

RAMP SERIES 2006-NC3 TRUST
Issuing Entity

NEW CENTURY MORTGAGE CORPORATION AND HOME 123 CORPORATION
Originators

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006- NC3

March 20, 2006

                               GMAC RFC SECURITIES

    ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL
                         FUNDING SECURITIES CORPORATION.

EXPECTED TIMING:    Pricing Date:            On or about March [21], 2006
                    Settlement Date:         On or about March 28, 2006
                    First Payment Date:      April 25, 2006

STRUCTURE:          Fixed and ARMs:          $520,000,000 Senior / Subordinated
                                             structure
                    Rating Agencies:         Moody's and S&P

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     FREE WRITING PROSPECTUS FOR
GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER
INFORMATION

Any transactions in the certificates will be effected through Residential
Funding Securities Corporation.

The information herein has been provided solely by Residential Funding
Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE
BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE
DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL
ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING
TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificate or any similar certificate and RFSC's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them , may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     FREE WRITING PROSPECTUS FOR
GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).
Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions;
there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                               3

                                                     FREE WRITING PROSPECTUS FOR
GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

AGGREGATE COLLATERAL SUMMARY

SUMMARY                                                                   TOTAL           MINIMUM        MAXIMUM
-------                                                                ------------       -------       ----------

Aggregate Current Principal Balance                                    $534,762,668       $14,550       $1,250,000
Number of Mortgage Loans                                                      2,911

Average Current Principal Balance                                       $183,704.11
Weighted Average Original Loan-to-Value                                      80.63%         7.00%          100.00%
Weighted Average Mortgage Rate                                                8.15%         5.20%           13.80%
Weighted Average Net Mortgage Rate                                            7.69%         4.78%           13.25%
Weighted Average Note Margin                                                  6.14%         3.75%            8.00%
Weighted Average Maximum Mortgage Rate                                       15.18%        12.20%           19.68%
Weighted Average Minimum Mortgage Rate                                        8.18%         5.55%           12.68%
Weighted Average Term to Next Rate Adjustment Date (months)                      24            10               59
Weighted Average Remaining Term to Stated Maturity (months)                     355           118              360
Weighted Average Credit Score                                                   625           500              817

Weighted Average reflected in Total

                                                                             PERCENT OF CUT-OFF DATE
                                            RANGE                                  PRINCIPAL BALANCE
                                            -----                            -----------------------

Product Type                                Hybrid ARM                                         76.64%
                                            Fixed                                              23.36%

Lien                                        First                                              97.06%
                                            Second                                              2.94%

Property Type                               Single-family detached                             73.46%
                                            Townhouse                                           0.24%
                                            Condo-Low-Rise(Less than 5 stories)                 6.47%
                                            Condo High-Rise (9 stories or more)                 0.05%
                                            Planned Unit Developments (detached)                9.75%
                                            Planned Unit Developments (attached)                1.49%
                                            Two-to-four family units                            8.54%

Occupancy Status                            Primary Residence                                  89.49%
                                            Second/Vacation                                     2.90%
                                            Non Owner Occupied                                  7.61%

Documentation Type                          Full Documentation                                 58.47%
                                            Reduced Documentation                              41.53%

Loans with Prepayment penalties                                                                70.85%

Interest Only Percentage                                                                       20.84%

Loans serviced by Homecomings                                                                 100.00%

                      LIEN POSITION OF THE AGGREGATE LOANS

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                               4

                                                     FREE WRITING PROSPECTUS FOR
GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

                                       LIEN POSITION OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
LIEN POSITION                          LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

First Lien                             2,672     $ 519,016,690      97.06%      $  194,243       624       80.05%
Second Lien                             239         15,745,979       2.94           65,883       653       99.75
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                       PRODUCT TYPE OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
PRODUCT TYPE                           LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

2YR Hybrid                              990      $ 161,440,857      30.19%      $  163,072       610       79.70%
2YR Hybrid 40/30 Balloon                472        110,019,981       20.57         233,093       621       82.42
2YR Hybrid IO                           294         97,797,770       18.29         332,645       648       80.87
3YR Hybrid                              131         24,124,363       4.51          184,155       621       81.06
3YR Hybrid 40/30 Balloon                17           2,594,044       0.49          152,591       593       78.76
3YR Hybrid IO                           44          13,622,564       2.55          309,604       644       81.75
5YR Hybrid                               2             255,701       0.05          127,850       612       64.72
FRM                                     891        107,582,783       20.12         120,744       629       80.16
FRM 40/30 Balloon                       70          17,324,605       3.24          247,494       636       78.44
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                                       WEIGHTED
                                                                               % OF        AVERAGE      AVERAGE
                                             NUMBER OF        PRINCIPAL      PRINCIPAL    PRINCIPAL    ORIGINAL
CREDIT SCORE RANGE                             LOANS           BALANCE        BALANCE      BALANCE        LTV
---------------------------------------------------------------------------------------------------------------

500 - 519                                       136         $  18,343,656      3.43%      $ 134,880      72.80%
520 - 539                                       171            23,136,898       4.33        135,303      74.06
540 - 559                                       224            32,242,334       6.03        143,939      75.94
560 - 579                                       208            31,122,476       5.82        149,627      79.01
580 - 599                                       391            63,120,595      11.80        161,434      81.16
600 - 619                                       394            75,024,554      14.03        190,418      80.59
620 - 639                                       414            78,366,997      14.65        189,292      82.20
640 - 659                                       364            76,153,632      14.24        209,213      82.58
660 - 679                                       234            51,876,516       9.70        221,695      81.97
680 - 699                                       157            37,633,268       7.04        239,702      83.78
700 - 719                                        87            19,689,870       3.68        226,320      79.52
720 - 739                                        61            12,918,022       2.42        211,771      82.82
740 - 759                                        36             7,361,094       1.38        204,475      80.47
760 or Greater                                   34             7,772,757       1.45        228,611      80.59
TOTAL:                                         2,911        $ 534,762,668     100.00%     $ 183,704      80.63%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 625.

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                               5

                                                     FREE WRITING PROSPECTUS FOR
GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

                         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
ORIGINAL MORTGAGE LOAN BALANCE ($)     LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

100,000 or less                         968      $  66,975,593      12.52%      $   69,190       604       80.55%
100,001 to 200,000                     1,022       145,642,532       27.23         142,507       612       79.11
200,001 to 300,000                      442        108,509,237       20.29         245,496       625       79.43
300,001 to 400,000                      237         82,014,280       15.34         346,052       634       82.18
400,001 to 500,000                      121         53,645,772       10.03         443,353       637       81.30
500,001 to 600,000                      54          29,499,069       5.52          546,279       653       83.12
600,001 to 700,000                      34          22,308,574       4.17          656,135       644       84.95
700,001 to 800,000                      23          16,946,811       3.17          736,818       659       81.59
800,001 to 900,000                       6           5,076,228       0.95          846,038       654       86.10
900,001 to 1,000,000                     3           2,894,574       0.54          964,858       653       75.83
1,200,001 to 1,300,000                   1           1,250,000       0.23        1,250,000       607       73.00
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $183,704

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                    NET MORTGAGE RATES OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
NET MORTGAGE RATES (%)                 LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

4.500 - 4.999                            4       $   1,108,298       0.21%      $  277,074       607      76.18%
5.000 - 5.499                           24           5,818,630       1.09          242,443       649       77.95
5.500 - 5.999                           119         31,835,682       5.95          267,527       659       78.50
6.000 - 6.499                           226         55,014,825       10.29         243,428       647       77.31
6.500 - 6.999                           311         75,025,100       14.03         241,238       638       79.55
7.000 - 7.499                           416         84,076,005       15.72         202,106       628       78.79
7.500 - 7.999                           418         80,101,743       14.98         191,631       623       79.65
8.000 - 8.499                           437         78,902,388       14.75         180,555       615       80.50
8.500 - 8.999                           255         42,503,663       7.95          166,681       603       84.12
9.000 - 9.499                           272         34,659,340       6.48          127,424       605       84.04
9.500 - 9.999                           126         15,796,408       2.95          125,368       592       85.03
10.000 - 10.499                         104         12,327,958       2.31          118,538       611       87.78
10.500 - 10.999                         86           9,276,173       1.73          107,862       614       87.64
11.000 - 11.499                         56           4,321,414       0.81           77,168       598       89.92
11.500 - 11.999                         32           2,282,255       0.43           71,320       614       95.69
12.000 - 12.499                         21           1,491,411       0.28           71,020       611       97.76
12.500 - 12.999                          3             160,649       0.03           53,550       599      100.00
13.000 - 13.499                          1              60,727       0.01           60,727       627       95.00
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625      80.63%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.6919% per annum.

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                               6

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GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

                                MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
MORTGAGE RATE (%)                      LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

5.000 - 5.499                            3       $   1,116,185       0.21%      $  372,062       621      83.30%
5.500 - 5.999                           38           8,470,758       1.58          222,915       660       76.66
6.000 - 6.499                           141         36,576,296       6.84          259,406       658       78.74
6.500 - 6.999                           260         62,295,554       11.65         239,598       644       78.13
7.000 - 7.499                           271         63,765,353       11.92         235,297       638       79.00
7.500 - 7.999                           464         97,435,474       18.22         209,990       629       79.27
8.000 - 8.499                           352         65,345,812       12.22         185,642       622       79.39
8.500 - 8.999                           440         80,695,768       15.09         183,399       615       80.98
9.000 - 9.499                           235         39,028,860       7.30          166,080       598       83.22
9.500 - 9.999                           287         36,322,028       6.79          126,558       602       84.25
10.000 - 10.499                         114         13,920,341       2.60          122,108       594       85.05
10.500 - 10.999                         106         12,553,305       2.35          118,427       602       87.24
11.000 - 11.499                         79           8,051,772       1.51          101,921       616       87.07
11.500 - 11.999                         59           4,792,271       0.90           81,225       595       90.21
12.000 - 12.499                         32           2,203,731       0.41           68,867       618       95.61
12.500 - 12.999                         25           1,831,836       0.34           73,273       618       96.03
13.000 - 13.499                          4             296,598       0.06           74,149       597      100.00
13.500 - 13.999                          1              60,727       0.01           60,727       627       95.00
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625      80.63%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.1547% per annum.

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 ORIGINAL LOAN-TO-VALUE OF THE AGGREGATE LOANS

                                                                                                        WEIGHTED
                                                                               % OF        AVERAGE      AVERAGE
                                              NUMBER OF       PRINCIPAL      PRINCIPAL    PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                          LOANS          BALANCE        BALANCE      BALANCE       SCORE
----------------------------------------------------------------------------------------------------------------

0.01 - 50.00                                     139        $   19,319,678     3.61%      $ 138,990       601
50.01 - 55.00                                    38              6,151,233      1.15        161,875       610
55.01 - 60.00                                    75             12,265,773      2.29        163,544       611
60.01 - 65.00                                    84             14,578,899      2.73        173,558       595
65.01 - 70.00                                    130            21,835,547      4.08        167,966       598
70.01 - 75.00                                    151            28,626,523      5.35        189,580       611
75.01 - 80.00                                   1,069          206,469,766     38.61        193,143       636
80.01 - 85.00                                    376            73,093,932     13.67        194,399       601
85.01 - 90.00                                    422            93,877,637     17.56        222,459       629
90.01 - 95.00                                    185            41,500,501      7.76        224,327       646
95.01 - 100.00                                   242            17,043,178      3.19         70,426       655
TOTAL:                                          2,911        $ 534,762,668    100.00%     $ 183,704       625

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                               7

                                                     FREE WRITING PROSPECTUS FOR
GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

                    GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
STATE                                  LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

Alaska                                   3       $     437,251       0.08%      $  145,750       661       79.79%
Alabama                                 39           3,705,766       0.69           95,020       597       82.87
Arkansas                                33           3,742,831       0.70          113,419       615       81.31
Arizona                                 111         18,496,527       3.46          166,635       620       80.07
California                              566        178,436,946       33.37         315,260       637       79.91
Colorado                                34           5,641,790       1.06          165,935       608       83.98
Connecticut                             28           5,005,720       0.94          178,776       626       81.08
District of Columbia                     2             437,343       0.08          218,671       584       76.32
Delaware                                 6             698,178       0.13          116,363       587       81.83
Florida                                 325         53,812,343       10.06         165,576       611       78.32
Georgia                                 78          11,063,631       2.07          141,841       625       81.86
Hawaii                                  42          12,727,808       2.38          303,043       666       80.92
Iowa                                    21           1,893,883       0.35           90,185       617       82.56
Idaho                                   13           1,770,927       0.33          136,225       597       78.83
Illinois                                93          13,378,976       2.50          143,860       612       82.03
Indiana                                 45           3,839,159       0.72           85,315       603       84.77
Kansas                                   7             741,643       0.14          105,949       611       86.43
Kentucky                                19           1,923,931       0.36          101,260       604       84.49
Louisiana                               13           1,346,573       0.25          103,583       601       84.35
Massachusetts                           89          21,210,249       3.97          238,317       620       82.58
Maryland                                57          10,176,440       1.90          178,534       612       78.47
Maine                                   18           3,170,969       0.59          176,165       638       80.51
Michigan                                89           8,823,505       1.65           99,141       595       85.95
Minnesota                               34           6,739,424       1.26          198,218       593       81.56
Missouri                                27           2,424,467       0.45           89,795       570       81.92
Mississippi                             14           1,158,488       0.22           82,749       589       78.60
Montana                                  7             845,366       0.16          120,767       603       83.76
North Carolina                          16           1,940,734       0.36          121,296       615       84.73
North Dakota                             3             205,456       0.04           68,485       683       83.46
Nebraska                                12           1,222,231       0.23          101,853       592       81.61
New Hampshire                            3             366,771       0.07          122,257       616       80.12
New Jersey                              82          17,572,918       3.29          214,304       639       80.26
New Mexico                              24           3,045,791       0.57          126,908       593       80.84
Nevada                                  36           7,935,485       1.48          220,430       641       82.12
New York                                138         35,890,347       6.71          260,075       640       80.90
Ohio                                    66           5,960,013       1.11           90,303       604       84.87
Oklahoma                                18           1,410,998       0.26           78,389       614       83.95
Oregon                                  34           6,296,555       1.18          185,193       624       83.07
Pennsylvania                            80          11,123,112       2.08          139,039       622       82.61
Rhode Island                            22           4,472,014       0.84          203,273       623       79.77
South Carolina                          35           3,775,228       0.71          107,864       604       82.95
South Dakota                             2             175,688       0.03           87,844       611       81.45
Tennessee                               47           5,242,044       0.98          111,533       615       84.61
Texas                                   347         34,625,349       6.47           99,785       616       79.74
Utah                                    11           1,673,464       0.31          152,133       631       80.00
Virginia                                37           6,632,499       1.24          179,257       594       78.80
Vermont                                  4             653,192       0.12          163,298       661       87.18
Washington                              42           6,952,009       1.30          165,524       624       81.93
Wisconsin                               37           3,794,560       0.71          102,556       603       80.06
West Virginia                            2             146,078       0.03           73,039       636       85.00
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                               8

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GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

                                   MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
LOAN PURPOSE                           LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

Purchase                               1,147     $ 213,417,750      39.91%      $  186,066       647       83.89%
Rate/Term Refinance                     13           1,370,485       0.26          105,422       627       71.06
Equity Refinance                       1,751       319,974,433       59.83         182,738       611       78.49
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                             MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
DOCUMENTATION                          LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

Full Documentation                     1,860     $ 312,661,506      58.47%      $  168,098       616       80.15%
Reduced Documentation                  1,051       222,101,163       41.53         211,324       638       81.29
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                      OCCUPANCY TYPE OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
OCCUPANCY TYPE                         LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

Primary Residence                      2,554     $ 478,578,377      89.49%      $  187,384       622       80.53%
Second/Vacation                         85          15,497,395       2.90          182,322       675       81.76
Non-Owner Occupied                      272         40,686,897       7.61          149,584       643       81.27
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
PROPERTY TYPE                          LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

Single-family detached                 2,220     $ 392,813,708      73.46%      $  176,943       622       80.45%
Townhouse                               10           1,290,305       0.24          129,031       631       79.10
Condo-Low-Rise(Less than 5 stories)     171         34,602,088       6.47          202,351       638       82.05
Condo High-Rise (9 stories or more)      1             271,913       0.05          271,913       510       80.00
Planned Unit Developments (detached)    262         52,156,501       9.75          199,071       626       81.74
Planned Unit Developments (attached)    51           7,968,357       1.49          156,242       616       81.49
Two-to-four family units                196         45,659,796       8.54          232,958       640       79.71
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                               9

                                                     FREE WRITING PROSPECTUS FOR
GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

                                       CREDIT GRADES OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
AGGREGATE CREDIT GRADE                 LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

A4                                     1,579     $ 308,297,820      57.65%      $  195,249       653       81.42%
AX                                      267         69,627,837       13.02         260,778       642       83.42
AM                                      346         52,751,258       9.86          152,460       592       81.59
B                                       212         32,770,084       6.13          154,576       570       78.35
C                                       188         28,085,883       5.25          149,393       554       76.27
CM                                      319         43,229,786       8.08          135,517       527       73.82
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
PREPAYMENT PENALTY TERM                LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

None                                    969      $ 155,903,428      29.15%      $  160,891       625       81.30%
12 Month                                129         35,638,032       6.66          276,264       636       79.21
24 Month                               1,305       261,297,546       48.86         200,228       623       81.13
36 Month                                508         81,923,663       15.32         161,267       628       78.36
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                    INTEREST ONLY TERMS OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
INTEREST ONLY TERM                     LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

None                                   2,573     $ 423,342,334      79.16%      $  164,533       619       80.53%
24 Month                                 5             864,398       0.16          172,880       652       85.17
36 Month                                 2             384,250       0.07          192,125       649       85.01
60 Month                                331        110,171,686       20.60         332,845       647       80.93
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                              10

                                                     FREE WRITING PROSPECTUS FOR
GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

                                       NOTE MARGINS OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
NOTE MARGIN (%)                        LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

Fixed Rate Mortgages                    961      $ 124,907,388      23.36%      $  129,976       630       79.93%
3.500 - 3.999                            2             224,991       0.04          112,496       616       75.26
5.000 - 5.499                            6           1,193,273       0.22          198,879       614       77.63
5.500 - 5.999                           606        137,229,506       25.66         226,451       624       81.24
6.000 - 6.499                          1,197       245,929,550       45.99         205,455       629       81.29
6.500 - 6.999                           98          18,750,074       3.51          191,327       585       77.87
7.000 - 7.499                           38           5,989,190       1.12          157,610       550       63.14
7.500 - 7.999                            2             286,696       0.05          143,348       611       83.26
8.000 - 8.499                            1             252,000       0.05          252,000       702       80.00
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 6.1381% per annum.

                                  MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
MAXIMUM MORTGAGE RATE (%)              LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

Fixed Rate Mortgages                    961      $ 124,907,388      23.36%      $  129,976       630       79.93%
12.000 - 12.999                         32           7,568,685       1.42          236,521       653       76.98
13.000 - 13.999                         204         54,654,412       10.22         267,914       644       78.67
14.000 - 14.999                         550        133,634,639       24.99         242,972       634       79.80
15.000 - 15.999                         626        126,789,293       23.71         202,539       621       80.99
16.000 - 16.999                         371         62,619,343       11.71         168,785       602       84.02
17.000 - 17.999                         123         18,309,848       3.42          148,861       593       85.75
18.000 - 18.999                         39           5,647,610       1.06          144,811       566       77.85
19.000 - 19.999                          5             631,451       0.12          126,290       538       73.70
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 15.1765% per annum.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                              11

                                                     FREE WRITING PROSPECTUS FOR
GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

                                  MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
MINIMUM MORTGAGE RATES (%)             LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

Fixed Rate Mortgages                    961      $ 124,907,388      23.36%      $  129,976       630       79.93%
5.000 - 5.999                           27           6,838,960       1.28          253,295       638       78.37
6.000 - 6.999                           206         55,264,464       10.33         268,274       646       78.54
7.000 - 7.999                           547        132,520,241       24.78         242,267       634       79.82
8.000 - 8.999                           630        127,482,654       23.84         202,353       621       80.88
9.000 - 9.999                           373         63,160,053       11.81         169,330       602       84.09
10.000 - 10.999                         123         18,309,848       3.42          148,861       593       85.75
11.000 - 11.999                         39           5,647,610       1.06          144,811       566       77.85
12.000 - 12.999                          5             631,451       0.12          126,290       538       73.70
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 8.1847% per annum

                            NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
NEXT INTEREST ADJUSTMENT DATE          LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

Fixed Rate Mortgages                    961      $ 124,907,388      23.36%      $  129,976       630       79.93%
January 2007                             3             536,252       0.10          178,751       641       91.92
March 2007                              10           2,463,330       0.46          246,333       631       87.28
April 2007                               2             338,412       0.06          169,206       625       87.70
June 2007                                6           1,107,774       0.21          184,629       618       88.48
August 2007                              2             284,286       0.05          142,143       689       88.77
September 2007                           7           1,633,169       0.31          233,310       588       83.61
October 2007                            15           3,807,531       0.71          253,835       573       73.70
November 2007                           29           6,790,835       1.27          234,167       614       81.34
December 2007                           88          21,996,740       4.11          249,963       616       79.71
January 2008                            293         64,512,775       12.06         220,180       619       80.39
February 2008                          1,299       265,061,654       49.57         204,051       626       80.95
March 2008                               2             725,850       0.14          362,925       642       82.84
April 2008                               1             124,171       0.02          124,171       644       94.00
August 2008                              2             313,698       0.06          156,849       645       80.00
September 2008                           7           1,734,617       0.32          247,802       657       80.55
October 2008                            27           5,310,824       0.99          196,697       635       82.44
November 2008                           22           4,962,778       0.93          225,581       622       82.24
December 2008                           37           9,110,603       1.70          246,233       618       81.30
January 2009                            25           5,746,681       1.07          229,867       618       79.67
February 2009                           71          13,037,600       2.44          183,628       632       80.73
January 2011                             1              84,323       0.02           84,323       665       54.00
February 2011                            1             171,378       0.03          171,378       586       70.00
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                              12

                                                     FREE WRITING PROSPECTUS FOR
GMAC RFC                                              RAMP SERIES 2006-NC3 TRUST
--------------------------------------------------------------------------------

                                          BACK END DEBT TO INCOME RATIO

                                                                                              WEIGHTED    WEIGHTED
                                                                     % OF        AVERAGE      AVERAGE     AVERAGE
                                     NUMBER OF     PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
CATEGORY                               LOANS        BALANCE         BALANCE      BALANCE       SCORE        LTV
------------------------------------------------------------------------------------------------------------------

20.00 or Less                           99       $  14,771,394       2.76%      $  149,206       613       77.08%
20.01 - 25.00                           145         21,651,927       4.05          149,324       621       79.67
25.01 - 30.00                           224         32,568,095       6.09          145,393       611       76.01
30.01 - 35.00                           309         53,166,226       9.94          172,059       624       79.91
35.01 - 40.00                           456         83,197,592       15.56         182,451       627       80.15
40.01 - 45.00                           616        112,314,855       21.00         182,329       627       81.90
45.01 - 50.00                           855        181,791,275       33.99         212,621       630       82.68
50.01 - 55.00                           176         29,501,163       5.52          167,620       606       75.42
55.01 - 60.00                           31           5,800,141       1.08          187,101       629       69.89
TOTAL:                                 2,911     $ 534,762,668      100.00%     $  183,704       625       80.63%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 41.35%.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates
and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                                              13